Exhibit 77Q1(g)

An Agreement and Plan of Reorganization relating to the merger described in Exhibit 77M above is incorporated by reference to the Agreement and Plan of Reorganization included as Exhibit C to the registrant’s Registration Statement on Form N-14 filed with the SEC on July 29, 2014.